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STARWOOD HOTELS & RESORTS NAMES MATT OUIMET
PRESIDENT, HOTEL GROUP
Former President of Disneyland Resort to Oversee Global Hotel Operations

WHITE PLAINS, NY – July 25, 2006 — Steven J. Heyer, Chief Executive Officer for Starwood Hotels & Resorts Worldwide, Inc. (NYSE:HOT), announced today that the Company has named Matt Ouimet as President, Hotel Group. Ouimet, 47, spent 17 years at The Walt Disney Company, most recently serving as President of the Disneyland Resort. In this newly created position, Ouimet will oversee hotel operations worldwide for the Company’s nine hotel brands consisting of more than 850 hotels in 95 countries. Reporting to Heyer, Ouimet will also be a member of Starwood’s Senior Leadership Team.

“Starwood is firing on all cylinders after having dramatically reshaped our company, and as we move to the next stage of our transformation, we looked for an executive with the depth in leadership that Matt can provide,” said Heyer. “With his background in resort development, marketing and operations, Matt can work across many different disciplines to help us efficiently and effectively execute upon our strategy.”

Heyer continued, “As our industry-leading results would suggest, our divisional operators are doing a phenomenal job and our leadership team is very strong. Matt bolsters our global team and strengthens our bench. This new structure streamlines our decision making process and speed of execution, enabling me to focus on what’s next, and our external network including shareholders, owners, developers, suppliers, and partners.”

“I am excited to be part of this team which has its sights set on nothing less than reinventing the industry,” said Ouimet. “With its commitment to innovation, new product development, service excellence and an aggressive global growth strategy, there is no question that Starwood is the company to watch in this sector.”

Starwood’s four Divisional Presidents overseeing hotel operations in North American; Latin America; Asia-Pacific; and Europe, Africa and the Middle East respectively will report to Ouimet, who will be based in Starwood’s headquarters in White Plains, New York.

Ouimet joined The Walt Disney Company in 1989 and began his career there in a variety of finance and business development roles. Rising quickly in the ranks, Ouimet ultimately led four separate business endeavors for Disney. During his tenure with Disney, Ouimet served as Executive General Manager of Disney’s Vacation Club; President of Disney’s Cruise Line and, of course, most recently President of the Disneyland Resort, where he oversaw two theme parks and three hotels with 20,000 employees. Ouimet earned a Bachelor of Science majoring in accounting from State University of New York at Binghamton.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 850 properties in more than 95 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, W®, Le Méridien® and the recently announced aloftSM. Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

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(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties and other factors that may cause actual results or events to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results and events will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)